Designated Filer:	MONARCH ALTERNATIVE CAPITAL LP
Issuer & Ticker Symbol:	WCI Communities, Inc. [WCIC]
Date of Event Requiring Statement: July 24, 2013

Joint Filer Information and Signatures
Joint Filers:

1.	Name:	Monarch Debt Recovery Master Fund Ltd
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MONARCH DEBT RECOVERY MASTER FUND LTD

By: Monarch Alternative Capital LP, its investment advisor

		By: /s/ Michael A. Weinstock		July 24, 2013
		Name:	Michael A. Weinstock	Date
		Title:	Chief Executive Officer

2.	Name:	MDRA GP LP
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MDRA GP LP

By: Monarch GP LLC, its general partner

		By: /s/ Michael A. Weinstock		July 24, 2013
		Name:	Michael A. Weinstock	Date
		Title:	Member

3.	Name:	Monarch GP LLC
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MONARCH GP LLC

		By: /s/ Michael A. Weinstock		July 24, 2013
		Name:	Michael A. Weinstock	Date
		Title:	Member